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                                                                     Exhibit 4.1
                            VOID AFTER JUNE 30, 2004

                        WARRANT CERTIFICATE FOR PURCHASE

                                 OF COMMON STOCK

                                  PROCEPT, INC.


                  This certifies that FOR VALUE RECEIVED Wound Healing of Oklahoma or registered assigns (the "Registered Holder") is entitled to purchase, subject to the terms and conditions set forth in this Warrant Certificate, 11,500 fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Procept, Inc., a Delaware corporation (the "Company"), at any time between June 30, 1999, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the attached hereto duly executed, at the corporate offices of the Company, accompanied by payment of $2.11 per share, as adjusted as set forth herein (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company (this "Warrant").

         In the event of certain contingencies provided for below, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of this Warrant are subject to modification or adjustment.

         This Warrant is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of this Warrant for fewer than the number of Shares which this Warrant entitles such Registered Holder to buy, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         1.1 "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which on the date of original issuance of this Warrant consisted of 30,000,000 authorized shares of Common Stock, par value $.01 per share.

         1.2 "Exercise Date" shall mean the date on which the Company shall have received both (i) the Warrant Certificate representing this Warrant, with the subscription form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.



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         1.3    "Expiration Date" shall mean 5:00 P.M. (New York time) on June
30, 2004, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         1.4 "Fair Market Value" means, with respect to any security or other asset, the fair market value set by, or determined in a manner established by, the Board of Directors of the Company.

         1.5    "Initial Warrant Exercise Date" shall mean [June 30, 1999].

         1.6 "Redemption Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants, which price shall be $0.01 per share of Common Stock subject to such Warrants.

         1.7 "Registered Holder" shall mean as of any particular date, the person in whose name the certificate representing this Warrant shall be registered on that date on the books maintained by the Company pursuant to
Section 4.

         1.8 The "Stock Market" shall mean the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System or The Nasdaq SmallCap Market (collectively, "Nasdaq") or, if the Common Stock is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if the Common Stock is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for that purpose.

         1.9 "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

         1.10 Unless otherwise stated, section references used within this Warrant Certificate refer to sections of this Warrant Certificate.

2. EXERCISE. This Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. Promptly after the receipt of proceeds form an exercise of this Warrant and in any event within five days thereafter, the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder).



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3.       RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

         3.1 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise hereof. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of this Warrants shall, at the time of delivery (assuming full payment of the purchase price thereof), be duly and validly issued, fully paid, nonassessable and free from all issuance taxes, liens and charges with respect to the issue thereof including, without limitation, adverse claims whatsoever (with the exception of claims arising through the acts of the Registered Holders themselves and except as arising from applicable Federal and state securities laws), that the Company shall have paid all taxes, if any, in respect of the original issuance thereof and that upon issuance such shares, to the extent applicable, shall be listed on, or included in, the applicable Stock Market.

         3.2 The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or the approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws; provided, that the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdictions or make any changes in its capital structure or any other aspects of its business or enter into any agreements with blue sky commissions, including any agreement to escrow shares of its capital stock. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

         3.3 The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of this Warrant, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any or provided satisfactory evidence that no amount is due.

         3.4 The Company is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of this Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions.

4.       EXCHANGE AND REGISTRATION OF TRANSFER.

         4.1 Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class (provided the Company



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shall not exchange Warrant Certificates for new Warrant Certificates in
denominations of fewer than five thousand (5,000) underlying shares or the shares remaining for purchase hereunder, if less) or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor, the Warrant Certificate or Certificates that the Registered Holder making the exchange shall be entitled to receive.

         4.2 The Company shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and any transfers thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

         4.3 With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form attached hereto shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

         4.4 Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of this Warrant Certificate as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

5. LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of this Warrant Certificate and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and (in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser) and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

6.       REDEMPTION.

         6.1 At any time after June 30, 2000, on no fewer than sixty (60) days' prior written notice to Registered Holders of the Warrants being redeemed, the Company may, at its option, redeem the Warrants at the Redemption Price, provided the Market Price of the Common Stock as of the third business day prior to the date of notice of redemption (which shall be the date of mailing of such notice) exceeds 250% of the Purchase Price per share of Common Stock subject



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to a Warrant. All outstanding Warrants must be redeemed if any are redeemed. The date fixed for redemption of the Warrants is referred to herein as the "Redemption Date."

         6.2 If the conditions set forth in Subsection 6.1 are met, and the Company desires to exercise its right to redeem the Warrants, it shall request the Company to mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the sixtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Subsection 4.2. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

         6.3    The notice of redemption shall specify (i) the redemption price,
(ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         6.4 Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

         6.5 From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the redemption price of such Warrants. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

7. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS. Upon each adjustment of the Purchase Price pursuant to this Section 7, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.


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         7.1    In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof) the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable upon exercise of the Warrants, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The aggregate Purchase Price of this Warrant shall remain the same as the aggregate Purchase Price prior to such event. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 7. The Company shall not effect any such consolidation, merger or sale unless prior to, or simultaneously with, the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or other appropriate entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers.

         7.2 Irrespective of any adjustments or changes in the number or type of securities purchasable upon exercise of this Warrant, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall elect to issue new Warrant Certificates, continue to express the same Purchase Price per share, number and type of securities purchasable hereunder and Redemption Price therefor as when the same were originally issued.

         7.3 After each adjustment pursuant to this Section 7, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted,
(ii) the number and type of securities, cash or other property purchasable upon exercise of this Warrant after such adjustment and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly send such certificate by ordinary first class mail to each Registered Holder of Warrants at his or her last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Company or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Company may rely


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on the information in the certificate as true and correct and has no duty or obligation to independently verify the amounts or calculations set forth therein.

         7.4 As used in this Section 7, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue hereof and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation, as amended, as Common Stock on the date of the original issue of this Warrant or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Subsection 7.1, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

         7.5 Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 7, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company, except as otherwise contemplated hereby.

8. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 7, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, nor to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one (1) share of Common Stock as of the date of exercise.

9. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.


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10.      AGREEMENT OF WARRANT HOLDERS. Every holder of this Warrant, by his acceptance hereof, consents and agrees with the Company that:

           (a) The Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his or her attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company, in its sole discretion, together with payment of any applicable transfer taxes; and

           (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 4.

11. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same, by redemption or otherwise, shall thereupon be delivered to the Company and canceled by it and retired. The Company shall also cancel the Warrant Certificate or Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split up, combination or exchange.

12. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by means of first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; and if to the Company, at 840 Memorial Drive, Cambridge, Massachusetts, 02139, or at such other address as may have been furnished to the Registered Holders in writing by the Company.

13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws.

14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns, and the holders from time to time of the Warrants represented by this Warrant Certificate. Nothing in this Agreement is intended nor shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.


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                  IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed, manually or in facsimile, by a duly authorized officer.
                                  PROCEPT, INC.


Dated:  7/13/99                   By:  /s/John Dee
      ------------------------                --------------------------


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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder
in Order to Exercise Warrants


                The undersigned Registered Holder hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

------------------------------------------
------------------------------------------
------------------------------------------
------------------------------------------
[please print or type name and address]


and be delivered to


-----------------------------------------
-----------------------------------------
-----------------------------------------
-----------------------------------------
[please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.



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                                   ASSIGNMENT


To Be Executed by the Registered Holder
in Order to Assign Warrants


FOR VALUE RECEIVED,
                    -----------------------------------------------
hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
[please print or type name and address]

                                of the Warrants represented by this Warrant
--------------------------------
Certificate, and hereby irrevocably constitutes and appoints
                                                             ------------------
-------------------------------------------------------------------------------
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:  ---------------------------------  X

        ---------------------------------
                                     Signature Guaranteed


                                     ------------------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

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